NEWS FOR IMMEDIATE RELEASE

April 29, 2010                                                                             For Further Information Contact:

Paul M. Limbert
President and Chief Executive Officer

or

Robert H. Young
Executive Vice President and Chief Financial Officer

(304) 234-9000
NASDAQ Symbol: WSBC
Website: www.wesbanco.com

WesBanco Announces 80% Increase in First Quarter Earnings

Wheeling, WV… Paul M. Limbert, President and Chief Executive Officer of WesBanco, Inc. (NASDAQ: WSBC), a Wheeling, West Virginia based multi-state bank holding company, today announced earnings for the first quarter ended March 31, 2010.

Net income available to common shareholders for the three months ended March 31, 2010 was $7.9 million, as compared to $4.4 million for the first quarter of 2009, representing an increase of 80.0% while diluted earnings per common share were $0.30 as compared to $0.17 per common share for the first quarter of 2009.   Net income available to common shareholders in the first quarter of 2009 was reduced by TARP-related preferred dividends totaling $1.1 million.

Mr. Limbert commented, “First quarter net income has shown significant progress in the operations of the Bank. Our effort to more effectively invest the recently-acquired AmTrust deposits has resulted in a significant improvement in net income.  Our efficiency ratio shows continued efforts to reduce expenses and improve revenues.  The higher non-performing loans totals are disappointing but reflect the ongoing recession and our customers’ difficulties in doing business in the current environment.  We continue to evaluate our loan portfolio and have provided additional reserves for recessionary levels of loan losses.  We are pleased with the earnings for the first quarter, helping to increase our capital ratios, which continue to be considerably above regulatory “well capitalized” levels.”

Highlights for the first quarter of 2010 include the following:

Provision for Credit Losses

The provision for credit losses increased $2.0 million compared to the first quarter of 2009, but decreased $2.9 million from the fourth quarter to $11.5 million for the first quarter of 2010.  Lower provision expense as compared to the fourth quarter reflects a 49.7% decline in charge-offs.  As compared to the first quarter of 2009, the provision expense was higher reflecting the general deterioration of credit quality due to the prolonged recession, particularly for commercial real estate loans.  Non-performing loans increased $27.1 million as compared to the first quarter of 2009, while loans past due 30 days or more decreased by $12.8 million.  Non-performing loans increased $17.4 million from year end, with most of the increase concentrated in restructured commercial real estate loans. The provision for credit losses exceeded net charge-offs by $4.5 million in the first quarter of 2010, which, coupled with the declines in loan balances, increased the allowance for loan losses to 1.91% of total loans at March 31, 2010 compared to 1.76% at December 31, 2009 and 1.52% at March 31, 2009.

Net Interest Income

Net interest income increased $2.5 million or 6.6% in the first quarter as compared to the first quarter of 2009 due to a 2.6% increase in average earning assets and a 10 basis point increase in the net interest margin to 3.57%.  The increase in average earning assets was the result of the acquisition of five branches at the end of the first quarter of 2009. The improvement in the net interest margin was due to the average rate on interest bearing liabilities decreasing by 61 basis points.  Lower rates on deposits, maturities of higher rate certificates of deposit and an increase in lower cost deposits such as money market accounts all contributed to the improvement in the cost of funds.  In addition, the average balances for higher rate borrowings decreased by $173.1 million or 20.8% from the first quarter of 2009 through planned reductions utilizing the liquidity obtained through the branch acquisition. The margin has also benefited from a 4.5% increase in average non-interest bearing deposit balances.

Non-Interest Income and Non-Interest Expense

In the first quarter of 2010 non-interest income increased 20.9% to $15.0 million compared to the first quarter of 2009.  The increase was primarily due to higher net security gains of $1.3 million, increased trust fees resulting from the improved market, and higher fees relating to deposit accounts, debit cards and customer securities sales. Partially offsetting these increases was a $1.5 million charge in the 2010 quarter for an additional write-down of a property in other real estate owned.

Non-interest expenses were up only slightly as compared with last year as operating efficiencies and lower marketing expenses were offset by higher FDIC insurance premiums, occupancy costs, health care costs and other real estate owned expenses.

Financial Condition

The balance sheet was little changed in the first quarter as compared to year end, but dropped 9.4% from last March.  Portfolio loans decreased 3.8% from last March, primarily due to decreases in residential real estate, commercial and consumer loans.  WesBanco continued to focus on improving overall credit quality in all categories of the loan portfolio, including continued strategic reductions in residential mortgage loan balances.  Total deposits decreased 3.9%, primarily though planned reductions of single service CD customers acquired from AmTrust, somewhat offset by increases in money market and savings deposits.  Federal Home Loan Bank borrowings and other short term borrowings decreased by $92.0 million or 13.4% as compared to December 31, 2009, funded by sales and maturities of securities and the aforementioned loan decreases.  This planned reduction in borrowings over the past year has resulted in an improved net interest margin as well as improved capital ratios.

WesBanco continues to maintain strong regulatory capital ratios of 8.07% tier I leverage capital, 11.42% tier I risk-based capital, and 12.68% total risk-based capital, all of which improved from the fourth quarter of 2009 and are considerably above the “well capitalized” standards promulgated by bank regulators. Total tangible common equity to tangible assets (non-GAAP measure) improved to 6.06% at March 31, 2010 from 5.88% in the fourth quarter of 2009, primarily due to balance sheet strategies and a 1.3% increase in shareholders’ equity.  The increase in equity was the result of improved first quarter results and an increase in other comprehensive income due to higher unrealized securities gains during the quarter.

WesBanco is a multi-state bank holding company with total assets of approximately $5.4 billion, operating through 114 branch locations and 136 ATMs in West Virginia, Ohio, and Pennsylvania. WesBanco’s banking subsidiary is WesBanco Bank, Inc., headquartered in Wheeling, West Virginia. WesBanco also operates an insurance brokerage company, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc.

Forward-looking Statements:

Forward-looking statements in this report relating to WesBanco’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The information contained in this report should be read in conjunction with WesBanco’s Form 10-K for the year ended December 31, 2009 and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website www.sec.gov or at WesBanco’s website, www.wesbanco.com.  Investors are cautioned that forward-looking statements, which are not historical fact, involve risks and uncertainties, including those detailed in WesBanco’s most recent Annual Report on Form 10-K filed with the SEC under Part I, Item 1A. Risk Factors.  Such statements are subject to important factors that could cause actual results to differ materially from those contemplated by such statements, including without limitation, the effects of changing regional and national economic conditions; changes in interest rates, spreads on earning assets and interest-bearing liabilities, and associated interest rate sensitivity; sources of liquidity available to WesBanco and its related subsidiary operations; potential future credit losses and the credit risk of commercial, real estate, and consumer loan customers and their borrowing activities; actions of the Federal Reserve Board, Federal Deposit Insurance Corporation, the SEC, Financial Institution Regulatory Authority, Municipal Securities Rulemaking Board, Securities Investors Protection Corporation, and other regulatory bodies; potential legislative and federal and state regulatory actions and reform; adverse decisions of federal and state courts; fraud, scams and schemes of third parties; internet hacking; competitive conditions in the financial services industry; rapidly changing technology affecting financial services, greater than expected outflows on recent branch acquisition deposits; marketability of debt instruments and corresponding impact on fair value adjustments; and/or other external developments materially impacting WesBanco’s operational and financial performance. WesBanco does not assume any duty to update forward-looking statements.

WESBANCO, INC.
Consolidated Selected Financial Highlights			Page 4
(unaudited, dollars in thousands, except per share amounts)

	For the Three Months Ended
STATEMENT OF INCOME	March 31,
Interest and dividend income	2010	2009	% Change
Loans, including fees	$ 48,375	$ 52,059	(7.08%)
Interest and dividends on securities:
Taxable	9,111	7,518	21.19%
Tax-exempt	2,994	3,514	(14.80%)
Total interest and dividends on securities	12,105	11,032	9.73%
Other interest income	85	110	(22.73%)
Total interest and dividend income	60,565	63,201	(4.17%)
Interest Expense
Interest bearing demand deposits	670	650	3.08%
Money market deposits	1,943	1,246	55.94%
Savings deposits	602	534	12.73%
Certificates of deposit	10,160	13,404	(24.20%)
Total interest expense on deposits	13,375	15,834	(15.53%)
Federal Home Loan Bank borrowings	4,334	5,632	(23.05%)
Other short-term borrowings	1,178	2,069	(43.06%)
Junior subordinated debt owed to unconsolidated subsidiary trusts	1,045	1,539	(32.10%)
Total interest expense	19,932	25,074	(20.51%)
Net interest income	40,633	38,127	6.57%
Provision for credit losses	11,500	9,550	20.42%
Net interest income after provision for credit losses	29,133	28,577	1.95%
Non-interest income
Trust fees	4,058	3,353	21.03%
Service charges on deposits	5,317	5,217	1.92%
Bank-owned life insurance	944	892	5.83%
Net securities gains	1,405	142	889.44%
Net gains on sales of mortgage loans	525	488	7.58%
Loss on other real estate owned and other assets	(1,530)	(132)	1059.09%
Other income	4,322	2,476	74.56%
Total non-interest income	15,041	12,436	20.95%
Non-interest expense
Salaries and wages	13,214	13,167	0.36%
Employee benefits	4,997	4,707	6.16%
Net occupancy	3,060	2,744	11.52%
Equipment	2,604	2,542	2.44%
Marketing	630	756	(16.67%)
FDIC Insurance	1,605	1,254	27.99%
Amortization of intangible assets	699	698	0.14%
Restructuring and merger-related expenses	200	429	(53.38%)
Other operating expenses	8,385	8,515	(1.53%)
Total non-interest expense	35,394	34,812	1.67%
Income before provision for income taxes	8,780	6,201	41.59%
Provision for income taxes	870	752	15.69%
Net income	$ 7,910	$ 5,449	45.16%
Preferred dividends and expenses associated with unamortized
discount and issuance costs	-	1,055	(100.00%)
Net Income available to common shareholders	$ 7,910	$ 4,394	80.02%

Taxable equivalent net interest income	$ 42,245	$ 40,019	5.56%

Per common share data
Net income available per common share - basic	$ 0.30	$ 0.17	76.47%
Net income available per common share - diluted	$ 0.30	$ 0.17	76.47%
Dividends declared	$ 0.14	$ 0.28	(50.00%)
Book value (period end)	$ 22.45	$ 24.85	(9.66%)
Tangible book value (period end) (1)	$ 11.63	$ 14.00	(16.93%)
Tangible common book value (period end) (1)	$ 11.63	$ 11.27	3.19%
Average common shares outstanding - basic	26,567,653	26,561,490	0.02%
Average common shares outstanding - diluted	26,568,172	26,563,945	0.02%
Period end common shares outstanding	26,567,653	26,567,653	-
Period end preferred shares outstanding	-	75,000	(100.00%)

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights						Page 5
(unaudited, dollars in thousands)

Selected ratios
	For the Three Months Ended
	March 31,
	2010	2009	% Change

Return on average assets	0.59%	0.42%	41.08%
Return on average equity	5.36	3.33	61.10
Return on average tangible equity (2)	10.94	6.05	80.79
Yield on earning assets (1)	5.26	5.65	(6.87)
Cost of interest bearing liabilities	1.91	2.52	(24.40)
Net interest spread (1)	3.35	3.13	6.91
Net interest margin (1)	3.57	3.47	2.87
Efficiency (1)	61.78	66.37	(6.91)
Average loans to average deposits	86.16	99.94	(13.79)
Annualized net loan charge-offs/average loans	0.83	0.57	44.82
Effective income tax rate	9.91	12.13	(18.34)
Trust Assets, market value at period end	$ 2,778,687	$ 2,259,987	22.95

	For the Quarter Ending
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2010	2009	2009	2009	2009

Return on average assets	0.59%	0.53%	0.38%	0.39%	0.42%
Return on average equity	5.36	4.85	3.35	3.48	3.33
Return on average tangible equity (2)	10.94	10.06	6.68	6.74	6.05
Yield on earning assets (1)	5.26	5.28	5.30	5.24	5.65
Cost of interest bearing liabilities	1.91	2.05	2.21	2.34	2.52
Net interest spread (1)	3.35	3.23	3.09	2.90	3.13
Net interest margin (1)	3.57	3.46	3.35	3.17	3.47
Efficiency (1)	61.78	63.09	61.89	68.71	66.37
Average loans to average deposits	86.16	87.22	87.21	84.80	99.94
Annualized net loan charge-offs/average loans	0.83	1.59	1.58	0.68	0.57
Effective income tax rate	9.91	(23.36)	(7.15)	0.03	12.13
Trust Assets, market value at period end	$ 2,778,687	$ 2,668,610	$ 2,579,384	$ 2,368,578	$ 2,259,987

(1) The yield on earning assets, net interest margin, net interest spread and efficiency ratios are presented on a fully taxable-equivalent (FTE) and annualized basis. The FTE basis adjusts for the tax benefit of income on certain tax-exempt loans and investments. WesBanco believes this measure to be the preferred industry measurement of net interest income and provides a relevant comparison between taxable and non-taxable amounts.
(2) See non-GAAP financial measures for additional information relating to the calculation of this item.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 6
(unaudited, dollars in thousands)					% Change
Balance sheets	March 31,			December 31,	December 31, 2009
Assets	2010	2009	% Change	2009	to March 31, 2010
Cash and due from banks	$ 73,316	$ 85,932	(14.68)%	$ 72,054	1.75%
Due from banks - interest bearing	87,477	300,984	(70.94)	10,813	709.00
Securities:
Available-for-sale, at fair value	1,211,358	1,413,524	(14.30)	1,261,804	(4.00)
Held-to-maturity (fair values of 1,146; 972 and 1,443, respectively)	1,451	1,450	-	1,450	-
Total securities	1,212,809	1,414,974	(14.29)	1,263,254	(3.99)
Loans held for sale	6,544	6,945	(5.78)	9,441	(30.69)
Portfolio Loans:
Commercial	449,255	497,034	(9.61)	451,688	(0.54)
Commercial real estate	1,782,249	1,732,361	2.88	1,780,221	0.11
Residential real estate	683,979	817,709	(16.35)	708,397	(3.45)
Home equity	241,701	222,743	8.51	239,784	0.80
Consumer	279,773	303,902	(7.94)	290,856	(3.81)
Total portfolio loans, net of unearned income	3,436,957	3,573,749	(3.83)	3,470,946	(0.98)
Allowance for loan losses	(65,625)	(54,252)	20.96	(61,160)	7.30
Net portfolio loans	3,371,332	3,519,497	(4.21)	3,409,786	(1.13)
Premises and equipment, net	87,729	93,497	(6.17)	89,603	(2.09)
Accrued interest receivable	20,787	21,788	(4.59)	20,048	3.69
Goodwill and other intangible assets, net	287,593	288,332	(0.26)	288,292	(0.24)
Bank-owned life insurance	104,389	102,115	2.23	103,637	0.73
Other assets	128,465	106,009	21.18	130,424	(1.50)
Total Assets	$ 5,380,441	$ 5,940,073	(9.42)%	$ 5,397,352	(0.31)%

Liabilities
Deposits:
Non-interest bearing demand	$ 540,135	$ 511,398	5.62%	$ 545,019	(0.90)%
Interest bearing demand	461,075	447,695	2.99	450,697	2.30
Money market	783,872	636,228	23.21	714,926	9.64
Savings deposits	506,252	485,583	4.26	486,055	4.16
Certificates of deposit	1,750,231	2,124,789	(17.63)	1,777,536	(1.54)
Total deposits	4,041,565	4,205,693	(3.90)	3,974,233	1.69
Federal Home Loan Bank borrowings	416,750	588,467	(29.18)	496,393	(16.04)
Other short-term borrowings	176,187	227,089	(22.41)	188,522	(6.54)
Junior subordinated debt owed to unconsolidated subsidiary trusts	111,167	111,131	0.03	111,176	(0.01)
Total borrowings	704,104	926,687	(24.02)	796,091	(11.55)
Accrued interest payable	7,318	13,163	(44.40)	9,208	(20.52)
Other liabilities	30,981	134,329	(76.94)	29,104	6.45
Total liabilities	4,783,968	5,279,872	(9.39)	4,808,636	(0.51)

Shareholders' Equity
Fixed Rate Cumulative Perpetual Preferred Stock, Series A,
no par value; 1,000,000 shares authorized; 0 shares, 75,000
and 0 shares issued and outstanding, respectively	-	72,441	(100.00)	-	-
Common stock, $2.0833 par value; 50,000,000 shares authorized;
26,633,848 shares issued; 26,567,653 shares, 26,567,653
shares and 26,567,653 shares outstanding, respectively	55,487	55,487	-	55,487	-
Capital surplus	192,268	193,182	(0.47)	192,268	-
Retained earnings	344,978	341,361	1.06	340,788	1.23
Treasury stock (66,195; 66,195 and 66,195 shares - at cost,
respectively)	(1,498)	(1,498)	-	(1,498)	-
Accumulated other comprehensive income	6,516	470	1,286.37	2,949	120.95
Deferred benefits for directors	(1,278)	(1,242)	(2.88)	(1,278)	-
Total Shareholders' Equity	596,473	660,201	(9.65)	588,716	1.32
Total Liabilities and Shareholders' Equity	$ 5,380,441	$ 5,940,073	(9.42)%	$ 5,397,352	(0.31)%

WESBANCO, INC.
Consolidated Selected Financial Highlights				Page 7
(unaudited, dollars in thousands)
Average balance sheet and
net interest margin analysis	Three Months Ended March 31,
	2010		2009
	Average	Average	Average	Average
Assets	Balance	Rate	Balance	Rate
Due from banks - interest bearing	$ 93,515	0.14%	$ 35,902	0.01%
Loans, net of unearned income (1)	3,456,171	5.68%	3,598,710	5.87%
Securities: (2)
Taxable	918,329	3.97%	653,516	4.60%
Tax-exempt (3)	279,432	6.59%	328,275	6.59%
Total securities	1,197,761	4.58%	981,791	5.27%
Federal funds sold	-	-	8,356	0.24%
Other earning assets	30,506	0.69%	32,341	1.30%
Total earning assets (3)	4,777,953	5.26%	4,657,100	5.65%
Other assets	636,388		599,712
Total Assets	$ 5,414,341		$ 5,256,812

Liabilities and Shareholders' Equity
Interest bearing demand deposits	$ 459,145	0.59%	$ 432,378	0.61%
Money market accounts	746,671	1.06%	484,425	1.04%
Savings deposits	495,874	0.49%	432,432	0.50%
Certificates of deposit	1,771,825	2.33%	1,736,511	3.13%
Total interest bearing deposits	3,473,515	1.56%	3,085,746	2.08%
Federal Home Loan Bank borrowings	471,925	3.72%	593,244	3.85%
Other borrowings	186,254	2.56%	238,070	3.52%
Junior subordinated debt	111,171	3.81%	111,121	5.62%
Total interest bearing liabilities	4,242,865	1.91%	4,028,181	2.52%
Non-interest bearing demand deposits	538,052		514,973
Other liabilities	35,402		49,381
Shareholders' equity	598,022		664,277
Total Liabilities and Shareholders' Equity	$ 5,414,341		$ 5,256,812
Taxable equivalent net interest spread		3.35%		3.13%
Taxable equivalent net interest margin		3.57%		3.47%

(1) Gross of allowance for loan losses and net of unearned income. Includes non-accrual and loans held for sale.
Loan fees included in interest income on loans are not material.
(2) Average yields on available-for sale securities are calculated based on amortized cost.
(3) Taxable equivalent basis is calculated on tax-exempt securities using a rate of 35% for each period presented.

WESBANCO, INC.
Consolidated Selected Financial Highlights					Page 8
(unaudited, dollars in thousands, except per share amounts)
	Quarter Ended
Statement of Income	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
Interest income	2010	2009	2009	2009	2009
Loans, including fees	$ 48,375	$ 49,804	$ 50,970	$ 51,482	$ 52,059
Interest and dividends on securities:
Taxable	9,111	9,779	10,563	10,791	7,518
Tax-exempt	2,994	3,204	3,595	3,698	3,514
Total interest and dividends on securities	12,105	12,983	14,158	14,489	11,032
Other interest income	85	84	84	108	110
Total interest and dividend income	60,565	62,871	65,212	66,079	63,201
Interest Expense
Interest bearing demand deposits	670	757	787	727	650
Money market deposits	1,943	1,834	1,758	1,848	1,246
Savings deposits	602	601	606	644	534
Certificates of deposit	10,160	11,606	13,062	14,755	13,404
Total interest expense on deposits	13,375	14,798	16,213	17,974	15,834
Federal Home Loan Bank borrowings	4,334	5,035	5,568	5,614	5,632
Other short-term borrowings	1,178	1,353	1,780	1,770	2,069
Junior subordinated debt owed to unconsolidated subsidiary trusts	1,045	1,120	1,222	1,470	1,539
Total interest expense	19,932	22,306	24,783	26,828	25,074
Net interest income	40,633	40,565	40,429	39,251	38,127
Provision for credit losses	11,500	14,353	16,200	10,269	9,550
Net interest income after provision for credit losses	29,133	26,212	24,229	28,982	28,577
Non-interest income
Trust fees	4,058	3,597	3,508	3,288	3,353
Service charges on deposits	5,317	6,430	6,648	6,076	5,217
Bank-owned life insurance	944	963	1,873	897	892
Net securities gains/(losses)	1,405	2,113	1,329	2,462	142
Net gains on sales of mortgage loans	525	489	820	297	488
Loss on other real estate owned and other assets	(1,530)	(350)	29	(294)	(132)
Other income	4,322	4,046	4,348	3,583	2,476
Total non-interest income	15,041	17,288	18,555	16,309	12,436
Non-interest expense
Salaries and wages	13,214	13,314	13,920	13,998	13,167
Employee benefits	4,997	4,949	5,240	5,061	4,707
Net occupancy	3,060	2,593	2,572	2,361	2,744
Equipment	2,604	2,609	2,888	2,687	2,542
Marketing	630	1,132	1,486	1,720	756
FDIC Insurance	1,605	1,713	1,528	4,322	1,254
Amortization of intangible assets	699	795	806	812	698
Restructuring and merger-related expenses	200	1,192	2	192	429
Other operating expenses	8,385	9,288	9,263	8,392	8,515
Total non-interest expense	35,394	37,585	37,705	39,545	34,812
Income before provision for income taxes	8,780	5,915	5,079	5,746	6,201
Provision for income taxes	870	(1,382)	(363)	2	752
Net income	$ 7,910	$ 7,297	$ 5,442	$ 5,744	$ 5,449
Preferred dividends	-	-	3,121	1,057	1,055
Net Income available to common shareholders	$ 7,910	$ 7,297	$ 2,321	$ 4,687	$ 4,394

Taxable equivalent net interest income	$ 42,245	$ 42,291	$ 42,365	$ 41,242	$ 40,019

Per common share data
Net income available per common share - basic	$ 0.30	$ 0.27	$ 0.09	$ 0.18	$ 0.17
Net income available per common share - diluted	$ 0.30	$ 0.27	$ 0.09	$ 0.18	$ 0.17
Dividends declared	$ 0.14	$ 0.14	$ 0.14	$ 0.28	$ 0.28
Book value (period end)	$ 22.45	$ 22.16	$ 22.30	$ 24.61	$ 24.85
Tangible book value (period end) (1)	$ 11.63	$ 11.31	$ 11.41	$ 13.69	$ 14.00
Tangible common book value (period end) (1)	$ 11.63	$ 11.31	$ 11.41	$ 10.96	$ 11.27
Average common shares outstanding - basic	26,567,653	26,567,653	26,567,653	26,567,653	26,561,490
Average common shares outstanding - diluted	26,568,172	26,567,653	26,568,081	26,568,752	26,563,945
Period end common shares outstanding	26,567,653	26,567,653	26,567,653	26,567,653	26,567,653
Period end preferred shares outstanding	-	-	-	75,000	75,000
Full time equivalent employees (2)	1,379	1,393	1,428	1,473	1,448

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.
(2) The quarter ended March 31, 2009 excludes AmTrust employees which were acquired on March 27, 2009.

WESBANCO, INC.
Consolidated Selected Financial Highlights									Page 9
(unaudited, dollars in thousands)
	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
Asset quality data	2010		2009		2009		2009		2009
Non-performing assets:
Non-accrual loans	$ 68,439		$ 65,273		$ 67,355		$ 70,021		$ 55,959
Renegotiated loans	29,188		14,988		15,013		11,586		14,580
Total non-performing loans	97,627		80,261		82,368		81,607		70,539
Other real estate and repossessed assets	7,758		8,691		8,665		2,892		2,755
Total non-performing assets	$ 105,385		$ 88,952		$ 91,033		$ 84,499		$ 73,294
Loans past due 90 days or more and accruing	5,202		5,275		7,769		10,163		5,656
Total non-performing assets and loans past due
90 days or more	$ 110,587		$ 94,227		$ 98,802		$ 94,662		$ 78,950
Loans past due 30-89 days	$ 24,784		$ 25,396		$ 24,833		$ 26,371		$ 37,178

Loans past due 90 days or more and
accruing / total loans	0.15%		0.15%		0.22%		0.29%		0.16%
Non-performing loans/total loans	2.84		2.31		2.35		2.30		1.97
Non-performing loans and loans past due 90
days or more/total loans	2.99		2.46		2.57		2.59		2.13

Non-performing assets/total loans, other
real estate and repossessed assets	3.06		2.56		2.59		2.38		2.05
Loans past due 30-89 days/total loans	0.72		0.73		0.71		0.74		1.04

Allowance for loan losses
Allowance for loan losses	$ 65,625		$ 61,160		$ 60,755		$ 58,572		$ 54,252
Provision for loan losses	11,500		14,395		16,200		10,400		9,550
Net loan and deposit account overdraft charge-offs	7,035		13,990		14,017		6,080		5,101
Annualized net loan charge-offs /average loans	0.83%		1.59%		1.58%		0.68%		0.57%
Allowance for loan losses/total loans	1.91%		1.76%		1.74%		1.65%		1.52%
Allowance for loan losses/non-performing loans	0.67	x	0.76	x	0.74	x	0.72	x	0.77	x
Allowance for loan losses/non-performing loans and
loans past due 90 days or more	0.64	x	0.72	x	0.67	x	0.64	x	0.71	x

	Quarter Ended
	Mar. 31,		Dec. 31,		Sept. 30,		June 30,		Mar. 31,
	2010		2009		2009		2009		2009
Capital ratios
Tier I leverage capital	8.07%		7.86%		7.55%		8.61%		9.72%
Tier I risk-based capital	11.42		11.12		10.95		12.18		12.70
Total risk-based capital	12.68		12.37		12.21		13.43		13.95
Shareholders' equity to assets	11.05		10.86		11.37		11.32		12.64
Tangible equity to tangible assets (1)	6.06		5.88		5.75		6.68		6.58
Tangible common equity to tangible assets (1)	6.06		5.88		5.75		5.35		5.30

(1) See non-GAAP financial measures for additional information relating to the calculation of this item.

NON-GAAP FINANCIAL MEASURES					Page 10
The following non-GAAP financial measures used by WesBanco provide information useful to investors in understanding WesBanco’s operating performance and trends, and facilitate comparisons with the performance of WesBanco’s peers. The following tables summarize the non-GAAP financial measures derived from amounts reported in WesBanco’s financial statements.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(unaudited, dollars in thousands)	2010	2009	2009	2009	2009
Return on average tangible equity:
Net income (annualized)	$ 32,081	$ 28,949	$ 21,591	$ 23,039	$ 22,099
Plus: amortization of intangibles (annualized) (1)	1,842	2,050	2,079	2,116	1,839
Net income before amortization of intangibles (annualized)	33,923	30,999	23,670	25,155	23,938

Average total shareholders' equity	598,022	596,747	643,700	662,162	664,277
Less: average goodwill and other intangibles	(287,908)	(288,661)	(289,470)	(288,780)	(268,662)
Average tangible equity	310,114	308,086	354,230	373,382	395,615

Return on average tangible equity	10.94%	10.06%	6.68%	6.74%	6.05%

	Period End
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2010	2009	2009	2009	2009
Tangible book value:
Total shareholders' equity	$ 596,473	$ 588,716	$ 592,335	$ 653,720	$ 660,201
Less: goodwill and other intangible assets	(287,593)	(288,292)	(289,087)	(289,893)	(288,332)
Tangible equity	308,880	300,424	303,248	363,827	371,869

Common shares outstanding	26,567,653	26,567,653	26,567,653	26,567,653	26,567,653

Tangible book value	$ 11.63	$ 11.31	$ 11.41	$ 13.69	$ 14.00

Tangible equity to tangible assets:
Total shareholders' equity	$ 596,473	$ 588,716	$ 592,335	$ 653,720	$ 660,201
Less: goodwill and other intangible assets	(287,593)	(288,292)	(289,087)	(289,893)	(288,332)
Tangible equity	308,880	300,424	303,248	363,827	371,869

Total assets	5,380,441	5,397,352	5,561,091	5,736,941	5,940,073
Less: goodwill and other intangible assets	(287,593)	(288,292)	(289,087)	(289,893)	(288,332)
Tangible assets	5,092,848	5,109,060	5,272,004	5,447,048	5,651,741

Tangible equity to tangible assets	6.06%	5.88%	5.75%	6.68%	6.58%

Tangible common equity to tangible assets:
Total shareholders' equity	$ 596,473	$ 588,716	$ 592,335	$ 653,720	$ 660,201
Less: goodwill and other intangible assets	(287,593)	(288,292)	(289,087)	(289,893)	(288,332)
Less: preferred shareholders' equity	-	-	-	(72,560)	(72,441)
Tangible common equity	308,880	300,424	303,248	291,267	299,428

Total assets	5,380,441	5,397,352	5,561,091	5,736,941	5,940,073
Less: goodwill and other intangible assets	(287,593)	(288,292)	(289,087)	(289,893)	(288,332)
Tangible assets	5,092,848	5,109,060	5,272,004	5,447,048	5,651,741

Tangible common equity to tangible assets	6.06%	5.88%	5.75%	5.35%	5.30%

Tangible common book value:
Total shareholders' equity	$ 596,473	$ 588,716	$ 592,335	$ 653,720	$ 660,201
Less: goodwill and other intangible assets	(287,593)	(288,292)	(289,087)	(289,893)	(288,332)
Less: preferred shareholders' equity	-	-	-	(72,560)	(72,441)
Tangible common equity	308,880	300,424	303,248	291,267	299,428

Common shares outstanding	26,567,653	26,567,653	26,567,653	26,567,653	26,567,653

Tangible common book value	$ 11.63	$ 11.31	$ 11.41	$ 10.96	$ 11.27

(1) Tax effected at 35%.